Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Funds For Institutions Series and Master Institutional Money Market LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants’ Report on Form N-CSR for the period ended April 30, 2020 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: July 2, 2020

/s/ John M. Perlowski
John M. Perlowski
Chief Executive Officer (principal executive officer) of Funds For Institutions Series and Master Institutional Money Market LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Funds For Institutions Series and Master Institutional Money Market LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants’ Report on Form N-CSR for the period ended April 30, 2020 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: July 2, 2020

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of Funds For Institutions Series and Master Institutional Money Market LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.